Exhibit 99.1

News Release

Contact:	FOR IMMEDIATE RELEASE
Dennis Curtin
Weis Markets, Inc.
570-847-3636
Dcurtin@weismarkets.com
Twitter: @WMKSpokesman

WEIS MARKETS ANNOUNCES PLANS TO PURCHASE
38 FOOD LION LOCATIONS FROM FOOD LION, LLC
Deal marks the Company's largest acquisition and expands operations into two new states

Sunbury, PA (July 14, 2016) - Weis Markets, Inc. (NYSE:WMK), a Mid-Atlantic food retailer, today announced it has reached a definitive agreement with Food Lion, LLC, to purchase the assets of 38 Food Lion supermarket locations operating in the states of Maryland, Virginia and Delaware. The Company plans to complete the purchase of these locations pending regulatory approval.

"This transaction provides us the opportunity to expand into markets that are contiguous to our current trade area, particularly in Maryland where we are adding 21 stores— essentially doubling our store count in a state where we have steadily grown in recent years," said Weis Markets Chairman, President and CEO Jonathan Weis. "We're also looking forward to expanding our operations into two adjacent states with the addition of 13 stores in Virginia and four in Delaware."

Weis Markets expects to complete the conversion process for the majority of these stores in September and October and is interested in hiring current Food Lion store teams for the purchased locations. "We look forward to interviewing and hiring team members who share our commitment to offering an industry-leading combination of value, quality and customer service," Weis said.

This is the Company's second major acquisition in 2016. In May, it announced plans to purchase five Mars Super Markets in Baltimore County, Maryland, a deal expected to close later this summer. When both purchases are complete, Weis Markets will have increased the number of its operating stores by more than 25 percent and will operate 203 stores in seven states: Pennsylvania, Maryland, Virginia, New York, New Jersey, Delaware and West Virginia.

The following is a list of Food Lion store locations Weis Markets intends to purchase in the agreement with Food Lion, LLC:

NO.	ADDRESS	CITY	STATE
2565	17232 N Village Main Blvd	Lewes	DE
960	24832 John J Williams Hwy	Millsboro	DE
1321	36731 Old Mill Road	Millville	DE
488	19287 Miller Road	Rehoboth Beach	DE
1356	15789 Livingston Road	Accokeek	MD
784	45315 Alton Lane	California	MD
2515	20995 Point Lookout Road	Callaway	MD
2598	5896 Robert Oliver Place	Columbia	MD
1549	15300 Mcmullen Hwy SW	Cumberland	MD
1289	219 Marlboro Avenue	Easton	MD
1315	3261 Solomons Island Road	Edgewater	MD
1324	6375 Monroe Avenue	Eldersburg	MD
1529	6551 Waterloo Road	Elkridge	MD
1187	17600 Old National Sq Pike	Frostburg	MD
1345	16567 South Frederick Road	Gaithersburg	MD
1477	883 Russell Avenue	Gaithersburg	MD
1168	100 Drury Drive	La Plata	MD
1210	19 St. Mary's Square	Lexington Park	MD
2606	210 H G Trueman Road	Lusby	MD
1387	12100 Central Avenue	Mitchellville	MD
2535	9251 Lakeside Boulevard	Owings Mill	MD
1526	750 Prince Frederick Blvd	Prince Frederick	MD
786	10 Village Center Road	Reisterstown	MD
1443	13300 H G Trueman Road	Solomons	MD
1535	5715 Crain Highway	Upper Marlboro	MD
250	505 Meadowbrook Shopping Ctr	Culpeper	VA
1567	540 Culpeper Town Mall	Culpeper	VA
1235	10601 Spotsylvania Avenue	Fredericksburg	VA
419	10611 Courthouse Road	Fredericksburg	VA
2583	10871 Tidewater Trail	Fredericksburg	VA
358	282 Deacon Road	Fredericksburg	VA
450	4153 Plank Road	Fredericksburg	VA
1043	515 Jefferson Davis Highway	Fredericksburg	VA
1579	7100 Salem Fields Boulevard	Fredericksburg	VA
1243	736 Warrenton Road	Fredericksburg	VA
1177	9801 Courthouse Road	Spotsylvania	VA
1166	2612 Jefferson Davis Highway	Stafford	VA
578	905 Garrisonville Road	Stafford	VA

For more information on Weis Markets, visit WeisMarkets.com.

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About Weis Markets
Founded in 1912, Weis Markets, Inc. is a Mid Atlantic food retailer operating 162 stores in Pennsylvania, Maryland, New Jersey, New York and West Virginia. For more information, please visit: WeisMarkets.com or Facebook.com/WeisMarkets.

In addition to historical information, this news release may contain forward-looking statements, which are included pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. For example, risks and uncertainties can arise with changes in: general economic conditions, including their impact on capital expenditures; business conditions in the retail industry; the regulatory environment; rapidly changing technology and competitive factors, including increased competition with regional and national retailers; and price pressures. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risk factors described in other documents the Company files periodically with the Securities and Exchange Commission.